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                                                                    EXHIBIT 10.5

                              INDEMNITY AGREEMENT



        THIS INDEMNITY AGREEMENT is made and entered into as of the ____ day of _____________, 20___ by and between Ixia, a California corporation (the "Company"), and ___________________________________ (the "Indemnitee").

                                    RECITALS

        A. The Company recognizes that competent and experienced individuals are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

        B. The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such.

        C. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore fail to provide such directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed, or information regarding the proper course of action to take in performing their duties in good faith.

        D. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not meritorious) that the defense and/or settlement of such litigation is often beyond the financial resources of officers and directors.

        E. The Company believes that it is unfair for its directors and officers and the directors and officers of its affiliates to assume risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

        F. The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company and its affiliates may be inadequate. The Company believes that the interests of the Company and its shareholders would best be served by a combination of such insurance as the Company and its affiliates now have or may hereafter obtain and indemnification by the Company of the directors and officers of the Company and its affiliates.

        G. Section 317 of the California Corporations Code ("Section 317") empowers the Company to indemnify its Agents by agreement and to indemnify persons who serve at the request of the Company as Agents of another corporation, partnership, joint venture, trust or

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other enterprise, and expressly provides that the indemnification provided by
Section 317 is not exclusive of other rights to which those indemnified thereunder may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

        H. In order to induce and encourage highly experienced and capable individuals to serve as officers or directors of the Company and/or its affiliates, to take the business risks necessary for the success of the Company and its affiliates and to otherwise promote the desirable end that such persons will resist what they consider unjustifiable lawsuits and claims made against them in connection with good faith performance of their duties, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such lawsuits and claims will be borne by the Company and that they will receive maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company (the "Board of Directors") has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee, that contractual indemnification as set forth herein is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company, its shareholders and its affiliates.

        I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or an officer of the Company and/or one or more of its affiliates, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities arising out of or related to such services.

        J. The Indemnitee is willing to serve or continue to serve the Company and/or its affiliates provided that the Indemnitee is furnished the indemnity provided for herein.

                              TERMS AND CONDITIONS

        NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements set forth herein, the parties hereby agree as follows:

        1. DEFINITIONS. As used in this Agreement:

               (a) The term "Agent" of the Company shall mean and include any person who is or was a director, officer, employee or other agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or was a director, officer, employee or agent of a predecessor corporation of the Company.

               (b) The term "Proceeding" shall mean and include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any similar state law and any rule or regulation promulgated under such laws.


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               (c) The term "Expenses" shall be broadly construed and shall mean and include all direct and indirect costs and expenses of any type or nature whatsoever actually and reasonably incurred, paid or accrued by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement,
Section 317 or otherwise, and amounts paid in judgments, fines, penalties or settlement by or on behalf of the Indemnitee as a result of a Proceeding to the extent permitted by California law. Without limiting the foregoing and by way of example, the term "Expenses" shall include attorneys' fees, retainers, court costs, transcripts, fees and expenses of experts, witness fees, travel expenses (including food and lodging expenses while traveling), duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation costs, and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Company or any third party (provided the rate of compensation and estimated time involved is approved in advance by the Board of Directors). Notwithstanding the foregoing, the term "Expenses" shall not include any judgments, fines, penalties or excise taxes actually imposed against the Indemnitee under the Employee Retirement Income Security Act of 1974, as amended.

        2. AGREEMENT TO SERVE. Until Indemnitee resigns, is removed or replaced, or is unable to serve as Agent for the Company, Indemnitee will serve and/or continue to serve as an Agent of the Company. Notwithstanding the foregoing, nothing contained in this Agreement is intended to create any right to continued employment or service by Indemnitee in any capacity.

        3. INDEMNIFICATION. The Company shall indemnify Indemnitee to the fullest extent permitted by California law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only the extent such amendment permits the Company to provide broader indemnification rights than California law permitted the Company to provide before such amendment). Such indemnification shall include, without limitation, the following:

               (a) INDEMNITY IN THIRD PARTY PROCEEDINGS. The Company shall indemnify and hold harmless the Indemnitee from and against all Expenses if the Indemnitee is a party to, or is threatened to be made a party to or otherwise involved in any Proceeding (other than the Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an Agent of the Company or by reason of any act or failure to act by the Indemnitee in any such capacity, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the Indemnitee was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which the Indemnitee reasonably believed to be in the best interests of the Company, and with respect to any criminal proceedings, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.


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               (b) INDEMNITY IN DERIVATIVE ACTIONS. The Company shall indemnify and hold harmless the Indemnitee from and against all Expenses if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee was or is an Agent of the Company or by reason of any act or failure to act by the Indemnitee in any such capacity, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company and its Shareholders. However, no indemnification under this Agreement shall be made for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company for any matter specified in Section 204(a)(10) of the California Corporations Code, or for amounts paid in settlement to the Company, unless and only to the extent that any court in which such Proceeding is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper.

               (c) INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding described in Paragraphs 4(a) or 4(b) or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify and hold harmless the Indemnitee from and against all Expenses in connection therewith.

               (d) INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the Indemnitee from and against all Expenses if and whenever the Indemnitee is a witness or is threatened to be made a witness to any Proceeding to which Indemnitee is not a party, by reason of the fact that the Indemnitee is or was an Agent or by reason of any act or failure to act by the Indemnitee in such capacity.

        4. PROCEDURE FOR INDEMNIFICATION.

               (a) Promptly after receipt by the Indemnitee of notice of the commencement or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company thereof. The notice shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to the Indemnitee. Delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder.

               (b) Any indemnification requested by the Indemnitee under Paragraph 3 hereof shall be made no later than sixty (60) days after receipt of the written request of Indemnitee, unless a determination is made within said sixty (60) day period (i) by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such Proceedings, or (ii) in the event such a quorum is not obtainable, by independent legal


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counsel in a written opinion, that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 3. Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination.

               (c) Notwithstanding a determination under Paragraph 4(b) above that the Indemnitee is not entitled to indemnification with respect to any specific Proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction in the State of California for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement, which determination shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company that the Indemnitee has not met such applicable standard of conduct, shall be a defense of the action or create any presumption that the Indemnitee has not met the applicable standard of conduct.

               (d) If an initial determination is made pursuant to the terms of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee in the request for indemnification or (ii) a specific finding (which has become final by a court of competent jurisdiction) that all or any part of such indemnification is expressly prohibited by law.

               (e) The Company shall indemnify the Indemnitee against all Expenses incurred in connection with any hearing or proceeding under this Paragraph 4 unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

        5. ADVANCES OF EXPENSES. Upon the request of the Indemnitee but subject to Paragraph 8, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party or otherwise involved in by reason of the fact that the Indemnitee is or was an Agent of the Company.

               (a) The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement.

               (b) The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within ten (10) days following delivery of a written request therefore by the Indemnitee to the Company. The requests shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith.


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               (c) The Indemnitee's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination or an adjudication pursuant to this Agreement.

        6. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

               (a) Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not authorized by the other provisions of this Agreement, the Company's Articles of Incorporation or Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

               (b) The provisions for indemnification and advancement of Expenses contained in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, any vote of shareholders or disinterested directors or other agreements, both as to action in the Indemnitee's official capacity and as to action in another capacity while occupying his position as an Agent of the Company, to the extent the additional rights to indemnification are authorized in the Company's Articles of Incorporation.

        7. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion, but not all, of Expenses, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

        8. ASSUMPTION OF DEFENSE. In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon delivery to the Indemnitee of written notice of its election to do so. After the delivery of such notice, approval of such counsel by the Indemnitee, and so long as the Company is so defending the Indemnitee, the Company will not be liable to the Indemnitee under this Agreement for any Expense relating to Indemnitee's counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, unless:

               (a) the continued employment of separate counsel by the Indemnitee has been previously authorized in writing by the Company; or

               (b) there is or could be a conflict of interest between the Company, the Indemnitee and/or others in the conduct of any such defense such that separate counsel for the Indemnitee is appropriate or warranted.

In the event the Company assumes the defense of any Proceeding, the Company shall not settle such Proceeding in any manner which would impose any penalty or limitation on the Indemnitee


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without the Indemnitee's written consent (which consent shall not be unreasonably withheld) and the Indemnitee shall have the right to employ separate counsel in such Proceeding at the Indemnitee's expense.

        9. INSURANCE. Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify the Indemnitee for Expenses which have been paid or reimbursed directly to, or on behalf of, the Indemnitee under any policy of insurance. If the Company has directors and officers liability insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

        10. EXCEPTIONS TO INDEMNIFICATION. Notwithstanding any provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

               (a) To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense (except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, Section 317, or any other statute or law), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

               (b) To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

               (c) To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents in writing to such settlement;

               (d) To indemnify the Indemnitee on account of any Proceeding which results in a final judgment, or agreement by the Indemnitee, that the Indemnitee must account for profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute; or

               (e) If a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.

        11. DURATION AND INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted, construed and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. This Agreement shall continue so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee is or was an Agent and shall be applicable to Proceedings commenced


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before or after the execution of this Agreement, whether arising from acts or omissions occurring before or after such execution.

        12. NOTICES. All written notices or other written communications required under this Agreement shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and airfreight forwarders), by facsimile transmission or by mail sent registered or certified mail, postage prepaid at the following addresses (or to such other address of a party designated in writing by such party to the others):

               Company:            Ixia
                                   26601 W. Agoura Road
                                   Calabasas, CA  91302
                                   Fax: (818) 871-1805
                                   Attn:  President

               With a copy to:     Bryan Cave LLP
                                   120 Broadway, Suite 300
                                   Santa Monica, CA  90401
                                   Fax: (310) 576-2200
                                   Attention:  Ronald W. Buckly, Esq.

               Indemnitee:
                                   ___________________________
                                   ___________________________
                                   ___________________________
                                   Fax:_______________________


All notices given by facsimile shall be confirmed by delivering to the party entitled thereto a copy of said notice by certified or registered mail, postage prepaid, return receipt requested. All written notices shall be deemed delivered and properly received upon the earlier of five days after mailing the notice or confirmation notice or upon actual receipt of the notice provided by personal delivery.

        13. SUCCESSORS. The terms of this Agreement shall be binding upon the Company and its successors and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

        14. REFORMATION/SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Paragraph. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.


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        15. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16. SUBJECT HEADINGS. The subject headings of the Paragraphs of this Agreement are included solely for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

        17. INTERPRETATIONS AND DEFINITIONS. In this Agreement whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words "person" and "party" include individuals, corporations, partnerships, firms, trusts or associations. Any references to parties or Paragraphs shall be to the parties hereto and the relevant Paragraphs of this Agreement as appropriate.

        18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        19. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

        20. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by persons duly authorized as of the date first above written.


                                     IXIA


                                     ___________________________________________
                                     Errol Ginsberg, President


                                     INDEMNITEE:


                                     ___________________________________________
                                     [Name of Indemnitee]


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